 Exhibit 10.6

As of February 20, 2015

Kenneth D. Trbovich

2370 Lewis Road

South Wales, NY 14139-9711

Dear Mr. Kenneth D. Trbovich:

You and Servotronics, Inc. (the “Company”) are parties to an Employment Agreement, dated June 15, 2012 pursuant to which you are employed by the Company. This letter confirms such Employment Agreement and subsequent ratification and subsequent Amendment dated August 13, 2012 (the "Amended Agreement").

This letter will also confirm your agreement and that of the Company (pursuant to a resolution of the Board of Directors passed by Unanimous Written Consent on February 20, 2015) to amend Paragraph 1 of the Amended Agreement to delete “December 31, 2018” and insert in its place “December 31, 2019” subject to your acceptance which will be indicated by your signature below.

If the foregoing meets with your approval and you are willing to become bound hereby, will you please sign and return to the undersigned the enclosed copy of this letter.

Very truly yours,

SERVOTRONICS, INC.

 /s/ Bernadine E. Kucinski

Bernadine E. Kucinski,

Assistant Corporate Secretary

ACCEPTED AND AGREED

/s/ Kenneth D. Trbovich	As of February 20, 2015
Kenneth D. Trbovich	Date